                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the registrant /X/
    Filed by a Party other than the registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                GOTTSCHALKS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6 (i)(4) and 0-11.
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     (2) Aggregate number of securities to which transactions applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (209) 434-8000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 1996

TO THE STOCKHOLDERS OF GOTTSCHALKS INC.:

    You are cordially invited to attend the Annual Stockholders' Meeting to be held on Thursday, June 27, 1996 at 10:00 a.m., Pacific Daylight Time, at the Company's corporate headquarters located at 7 River Park Place East, Fresno, California, for the purpose of considering and voting upon the following matters described in the accompanying Proxy Statement:

    1.  The election  of nine directors,  to hold office  until the next  Annual
       Stockholders'   Meeting  and  until  their  successors  are  elected  and
       qualified.

    2. Such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on May 15, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company during normal business hours at the address above for the ten days preceding the Annual Meeting.

    We hope that you can attend the Annual Meeting in person. WHETHER OR NOT YOU CAN ATTEND, WE URGE THAT YOU FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE BUSINESS REPLY ENVELOPE ENCLOSED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                              Joseph W. Levy
                              Chairman and Chief Executive Officer
Fresno, California
May 27, 1996

                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (209) 434-8000

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 27, 1996

    Your proxy on the enclosed Proxy Card is solicited by the Board of Directors of Gottschalks Inc. (the "Company"), for use at the Annual Stockholders' Meeting to be held on Thursday, June 27, 1996, at the time and place set forth in the preceding Notice of Annual Meeting, and at any adjournment of that meeting (the "1996 Annual Meeting"). This Proxy Statement and the form of Proxy are being first sent or given to the Company's stockholders on or about May 28, 1996.

    Each properly executed proxy received prior to the 1996 Annual Meeting will be voted as directed, but if not otherwise specified, such proxies will be voted for the nominees of the Company's Board of Directors named in this Proxy Statement. As for any other business which may properly come before the 1996 Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the proxyholders.

    Each stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at 7 River Park Place East, Fresno, California 93720, a written revocation or a properly executed proxy bearing a later date. A proxy may also be revoked if the person who executed the proxy attends the 1996 Annual Meeting in person and so requests, although attendance at the 1996 Annual Meeting will not in itself constitute a revocation of the proxy.

    Only stockholders of record of the Company's common stock, $0.01 par value (the "Common Stock") at the close of business on May 15, 1996 are entitled to vote at the 1996 Annual Meeting or any adjournment thereof. There were 10,472,915 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each of the matters to be presented to the stockholders at the meeting. A majority of the Company's outstanding shares of Common Stock as of May 15, 1996 must be represented in person or by proxy to constitute a quorum for the 1996 Annual Meeting.

    The Company will bear all costs incurred in the solicitation of proxies. In addition to mailing copies of this material to all stockholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefor, solicit proxies by mail, telephone, telegram or personal contact.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of nine directors, subject to future change in accordance with the Bylaws of the Company. Accordingly, at the 1996 Annual Meeting, nine directors are proposed to be elected, each to hold office until the next Annual Meeting and until such directors' successors shall be elected and qualified. The Board of Directors of the Company has nominated, and recommends for election as directors, the nine persons named below. Unless authority is withheld or any nominee becomes unable to serve, the persons named in the enclosed form of proxy will vote such proxy for the election all of the nominees listed below. The Board of Directors has no reason to believe that any nominee will be unavailable, but if any such person should become unavailable, it is expected that proxies will be voted for such other nominee or nominees as may be recommended by the Board of Directors.

    The following table sets forth certain information about the directors standing for re-election at the 1996 Annual Meeting:

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                    Present Position                 Director
         Name              Age (1)                    With Company                     Since
- ----------------------  -------------  -------------------------------------------  -----------
Joseph W. Levy(2)                64    Chairman and Chief Executive Officer               1986
Gerald H. Blum                   69    Vice Chairman of the Board and Consultant          1986
Bret W. Levy(2)                  32    Vice President, Credit and                         1986
                                       Customer Services and Director
Sharon Levy(2)                   62    Director                                           1986
Joseph J. Penbera                49    Director                                           1986
Frederick R. Ruiz                52    Director                                           1992
O. James Woodward III            60    Director                                           1992
Max Gutmann                      73    Director                                           1992
Stephen J. Furst                 53    President, Chief Operating Officer and             1993
                                       Director

- ------------------------
(1) As of May 15, 1996.

(2) Joseph Levy and Sharon Levy are husband and wife. Bret Levy is their son.

    Mr. Joseph Levy became Chairman and Chief Executive Officer of the Company's predecessor and former subsidiary, E. Gottschalk & Co., Inc. ("E. Gottschalk") in April 1982 and of the Company in March 1986. He was Executive Vice President from 1972 to April 1982 and first joined E. Gottschalk in 1956. He serves on the Board of Directors of the National Retail Federation, Community Hospitals of Central California and Air 21, and also serves on the Executive Committee of Frederick Atkins, Inc. He was formerly Chairman of the California Transportation Commission and has served on numerous other state and local commissions and public service agencies. Mr. Joseph Levy is the husband of Mrs. Sharon Levy and the father of Mr. Bret Levy.

    Mr. Blum became Vice Chairman of the Board in November 1993, and a consultant to the Company in May 1994. He was previously President, Chief Operating Officer and Secretary of E. Gottschalk from April 1982 and the Company from March 1986. He was Executive Vice President from 1972 to April 1982 and first joined E. Gottschalk in 1951. He is the former California Director of the National Retail Federation and a former Director of the California Retailers Association. He currently serves on the Advisory Board of Liberty Mutual Insurance Group and is Trustee of the C.A.R.E. Foundation. He continues to serve in a variety of capacities with numerous other local public service agencies.

    Mr. Bret Levy became a director of E. Gottschalk in June 1982 and the Company in April 1986. He has been an employee of the Company since November 1989 and presently serves as Vice President, Credit and Customer Services. He also serves on the Advisory Council of the National Retail Federation and on the Board of Directors of the Fresno Merchants Association. He graduated from the University of Chicago Graduate School of Business in June 1989 and is a certified public accountant. Mr. Bret Levy is the son of Mr. Joseph Levy and Mrs. Sharon Levy.

    Mrs. Levy became a director of E. Gottschalk in June 1979 and the Company in March 1986. She has served as an elected member of the Board of Supervisors of Fresno County since 1975, serving as Chairman of the Board of Supervisors in 1980, 1985, 1990 and 1995. Mrs. Levy also serves on numerous other public service agencies. Mrs. Levy is the wife of Mr. Joseph Levy and the mother of Mr. Bret Levy.

    Dr. Penbera  is Eaton  Fellow  of Economics  and  Professor of  Business  at
California State University, Fresno. He has served as Chief Economist at Valliwide Banks since October 1992. He has also served as a director of the Baruch Investment Company since 1977 and Rug Doctor, L.P. since 1986. He formerly was Dean of the Craig School of Business and Administrative Sciences of California State University, Fresno from 1985 to 1992. He became a director of the Company in April 1986.

    Mr. Ruiz has served as Chairman and Chief Executive Officer of Ruiz Food Products, Inc., a frozen food company, since September 1983, formerly serving in a variety of other capacities with Ruiz Food Products, Inc. since 1966. He serves on the Board of Directors of McClatchy Newspapers, Inc., as well as numerous community and civic organizations. He is also a member of the Hall of Fame of the U.S. Small Business Administration. He became a director of the Company in July 1992.

    Mr. Woodward is an attorney with the firm of Caswell, Bell, Hillison, Burnside & Greer LLP. From February 1992 to July 1995, he was an attorney with the firm Wild Carter Tipton & Oliver. Prior to that, he was Executive Vice President for the Guarantee Savings Group of Glenfed, Inc. from January 1988 to November 1991. In addition to a private law practice, he has had experience with other financial institutions and in real estate development in California. He currently serves on the Board of Directors of the Fresno Convention and Visitors Bureau and Boalt Hall Trust as well as other community and civic organizations. He became a director of the Company in September 1992.

    Mr. Gutmann resumed his positions as Chairman and Chief Executive Officer of The Elder-Beerman Stores Corp. ("Elder-Beerman") in October 1995, after retirement from 1991 to 1995, part of which time he continued to serve on Elder-Beerman's Board of Directors. He was Chairman and Chief Executive Officer of Elder-Beerman from 1974 to 1991, and Executive Vice-President and President from 1961 to 1973. Elder-Beerman operates 50 department stores and multiple furniture stores and shoe outlets. He is an emeritus Director of Banc One, Dayton, N,A., and is currently a Trustee of the University of Dayton, the Jewish Federation of Dayton and a present and former member of various national trade, civic and cultural organizations in the Dayton, Ohio area. He became a director of the Company in September 1992.

    Mr. Furst became Executive Vice President and Chief Operating Officer of the Company in July 1993 and President of the Company in November 1993. He also became a director of the Company in March 1994. He is the first non-family member to serve as the Company's President in its 91-year history. Prior to joining the Company, he served as President and Chief Operating Officer of Hess's Department Store based in Allentown, Pennsylvania for fifteen years. He also served as a member of the Board of Directors of Hess's and Hess's parent company's Board of Directors, Crown America Corp. He serves on the Board of Directors of the National Retail Federation and the California Retailers Association. He also serves on the Board of Directors of Fresno Metropolitan Museum and Fresno Chamber of Commerce, as well as numerous other public service organizations.

            PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR THE
                             NOMINEES LISTED ABOVE

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    During the fiscal year ended February 3, 1996, the Board of Directors held six meetings. The Board of Directors has established audit and compensation committees to devote attention to specific matters and to assist in the discharge of its responsibilities. The Board has no nominating committee. Each director attended at least 75% of the Board meetings and meetings of Board committees that he or she was eligible to attend. The functions of the committees, their current members and the number of meetings held during the year are described below:

    AUDIT COMMITTEE. Dr. Penbera and Messrs. Ruiz, Woodward and Gutmann sit on the Audit Committee. The Audit Committee's functions are to (1) receive from, and review with, the independent auditors such auditors' report on the Company's annual audited financial statements, (2) review with the independent auditors the scope of the succeeding annual audit and quarterly review procedures, (3) nominate the independent auditors to be selected each year by the Board, (4) review consulting services rendered by the Company's independent accountants and evaluate the possible effect on the auditors' independence of performing such services, (5) ascertain the existence of adequate internal accounting and control systems, (6) review with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company and (7) evaluate the qualifications and performance of the Company's internal audit staff and oversee and support the audit staff's functions. The Audit Committee met four times during fiscal 1995.

    COMPENSATION COMMITTEE. Dr. Penbera and Messrs. Ruiz, Woodward and Gutmann sit on the Compensation Committee. The Compensation Committee determines or reviews and passes upon management's recommendations with respect to (1) executive compensation, (2) bonuses, (3) contractual obligations relating to employment of officers and (4) incentive stock awards and stock option grants. The Compensation Committee met once during fiscal 1995.

COMPENSATION OF DIRECTORS

    The four outside directors who are neither officers of the Company nor an affiliate of an officer of the Company, receive an annual stipend of $12,000, payable monthly. Such directors, together with all other non-employee directors, receive $1,000 for each meeting of the Board and $500 for each committee meeting held on a separate date. The independent director who resides outside the Fresno area is also reimbursed for costs incurred in attending meetings of the Board and in performing Board duties. Expense reimbursements typically include meals and transportation costs and, when required, overnight hotel expenses.

    THE COMPANY HAS A CONSULTING AGREEMENT WITH MR. GERALD BLUM. The Consulting Agreement, entered into on May 27, 1994, provides for Mr. Blum to perform certain consulting services for the Company during the period of June 1, 1994 through May 31, 1999 in return for an annual salary of $200,000, payable monthly. The Consulting Agreement also provides for the payment of an annual office allowance and continuation of certain insurance and retirement benefits. The Company paid Mr. Blum a total of $207,692 under the Consulting Agreement in fiscal 1995, consisting of $200,000 of salary paid to him between January 29, 1995 and February 3, 1996 and $7,692 for office space rental, and for the continuation of health, life and disability insurance benefits under the Company's existing benefits program.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Directors and executive officers of the Company, as well as persons owning more than 10% of the Company's outstanding shares of stock (collectively, the "Reporting Persons"), are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports showing their initial ownership of the Company's Common Stock and any subsequent changes in such ownership, with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange, the Pacific Stock Exchange and the Company. Based solely on a review of the copies of such reports received by the Company and the written representations of directors and executive officers of the Company, the Company believes that all such filing requirements were satisfied by the Reporting Persons during the year, except that the Company's President amended an incorrectly filed Form 5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of May 15, 1996, the Common Stock beneficially owned by each director, nominee and executive officer, individually, and all directors and executive officers, as a group, as well as the name and address of each person known to the Company to beneficially own more than 5% of the Company's Common Stock.

                                                                                Amount and Nature of
                                                                              Beneficial Ownership (1)
                                                                     ------------------------------------------
                                                                                      Currently
                                                                      Shares of      Exercisable      Total as
                                            Present Position            Common          Stock        Percent Of
               Name                         With the Company          Stock (#)     Options (#)(2)   Class (3)
- -----------------------------------  ------------------------------  ------------   --------------   ----------
Joseph W. Levy                       Chairman and Chief Executive    1,405,262(4)(7)     12,500(7)     13.5%(7)
P.O. Box 28920                       Officer
Fresno, California 93729-8920
Gerald H. Blum                       Vice Chairman of the Board and  1,714,912(5)            0         16.4%
P.O. Box 28920                       Consultant
Fresno, California 93729-8920
Bret W. Levy                         Vice President, Credit and        324,620(6)        5,000          3.2%
                                     Customer Services and Director
Sharon Levy                          Director                                0(7)            0         *   (7)
Joseph J. Penbera                    Director                            5,000           1,250         *
Frederick R. Ruiz                    Director                            5,000           1,250         *
O. James Woodward III                Director                            2,500           1,250         *
Max Gutmann                          Director                            2,000           1,250         *
Stephen J. Furst                     President, Chief Operating          1,860          27,500         *
                                     Officer and Director
Gary L. Gladding                     Executive Vice President,           2,504          10,000         *
                                     General Merchandise Manager
Alan A. Weinstein                    Senior Vice President, Chief          219          25,000         *
                                     Financial Officer
Michael J. Schmidt                   Senior Vice President,              8,677          10,000         *
                                     Director of Stores
David L. Babson & Co., Inc.                                            838,200(8)            0          8.0%
One Memorial Drive
Cambridge, Massachusetts
02142-1300
Joseph L. Harrosh                                                      648,900(9)            0          6.2%
40900 Grimmer Blvd.
Fremont, California 94538
Directors and Executive Officers as a Group (12 Persons)             3,472,554          95,000         33.8%

- ------------------------
  * Holdings represent less than 1% of all common shares outstanding.

(1) Unless as otherwise indicated, (i) beneficial ownership is direct and (ii) the person indicated has sole voting and investment power over the shares of Common Stock indicated.
(2) Shares that may be acquired pursuant to options exercisable within 60 days of May 15, 1996.
(3) Assumes that only those options of the particular person or group listed that are exercisable within 60 days of May 15, 1996 have been exercised and no others.
(4) Does not include the aggregate of 998,300 shares held by Joseph Levy's adult children, Jody Levy-Schlesinger, Felicia Levy-Weston and Bret Levy and their spouses and children, over which shares Joseph Levy disclaims beneficial ownership; and does not include 580,000 shares to which Joseph Levy has a pecuniary interest as a beneficiary of the trust established by the Will of Gertrude H. Klein.
(5) Includes an aggregate of 1,160,000 shares beneficially owned as trustee of the trust established by the Will of Gertrude H. Klein. Does not include other shares owned by Mr. Blum's adult children, over which shares Mr. Blum disclaims beneficial ownership.
(6) Includes 34,400 shares owned by Mr. Bret Levy's children, for which Mr. Levy serves as custodian. Does not include 11,200 shares owned by Bret Levy's spouse.
(7) Sharon Levy shares beneficial ownership of the shares attributed to Joseph Levy, her husband, as community property.
(8) The information with respect to David L. Babson & Co., Inc. was reported on a Schedule 13G filed by David L. Babson & Co., Inc., with the SEC on February 12, 1996, a copy of which was received by the Company and relied upon in making this disclosure. David L. Babson & Co., Inc., exercised, as of February 12, 1996, sole voting power with respect to 594,700 shares, shared voting power with respect to 243,500 shares and sole dispositive power with respect to all 838,200 shares.
(9) The information with respect to Joseph L. Harrosh was reported on a Schedule 13D filed by Joseph L. Harrosh with the SEC on March 26, 1996, a copy of which was received by the Company and relied upon in making this disclosure. Joseph L. Harrosh exercised, as of March 26, 1996, sole voting and dispositive power with respect to 648,900 shares.

    As of May 15, 1996, other than as indicated above, there was no person or group known by the Company to own beneficially more than 5% of the outstanding common stock of the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table lists the executive officers of the Company:

          Name             Age (1)                    Position
- -------------------------  -------  ---------------------------------------------
Joseph W. Levy(2)             64    Chairman and Chief Executive Officer
Stephen J. Furst(2)           53    President, Chief Operating Officer and
                                    Director
Gary L. Gladding              56    Executive Vice President/General Merchandise
                                    Manager
Alan A. Weinstein             51    Senior Vice President and Chief Financial
                                    Officer
Michael J. Schmidt            54    Senior Vice President/Director of Stores

- ------------------------
(1) As of May 15, 1996.

(2) Information with respect to Joseph W. Levy and Stephen J. Furst is included in the "Election of Directors" portion of this proxy statement.

    Gary L. Gladding has been Executive Vice President of the Company since May 1987, and joined E. Gottschalk as Vice President/General Merchandise Manager in February 1983. From 1980 to February 1983, he was Vice President and General Merchandise Manager for Lazarus Department Stores, a division of Federated Department Stores, Inc., and he previously held merchandising manager positions with the May Department Stores Co.

    Alan A. Weinstein became Senior Vice President and Chief Financial Officer of the Company in June 1993. Prior to joining the Company, Mr. Weinstein, a certified public accountant, was the Chief Financial Officer for The Wet Seal, Inc. based in Irvine, California for three years. From 1987 to 1989 he was Vice President and Chief Financial Officer of Wildlife Enterprises, Inc. Aside from his position with The Wet Seal, he has served general and specialty retailers in California, New York and Texas for over twenty-five years.

    Michael J. Schmidt became Senior Vice President/Director of Stores of E. Gottschalk in February 1985. From October 1983 through February 1985, he was Manager of the Gottschalks Fashion Fair store. Prior to joining the Company, he was General Manager of the Liberty House store in Fresno from January 1981 to October 1983, and before 1981, held management positions with Allied Corporation and R.H. Macy & Co., Inc.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The materials set forth below contain information on certain cash and non-cash compensation provided to the Company's Chief Executive Officer and the four other executive officers of the Company who were the most highly compensated executive officers for fiscal year 1995, collectively referred to herein as the "Named Officers".

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                                                         Awards (1)
                                                  Annual Compensation                  --------------
                                    ------------------------------------------------     Securities       All Other
        Name and           Fiscal                                    Other Annual        Underlying     Compensation
   Principal Position       Year    Salary ($)(2)   Bonus ($)(3)   Compensation (4)    Options (#)(5)      ($)(6)
- -------------------------  -------  -------------   ------------   -----------------   --------------   -------------
Joseph W. Levy              1995     $340,200(7)     $     0           $    --                   0          $1,601
Chairman & Chief            1994      327,704              0                --              25,000           1,663
Executive Officer           1993      239,526(8)           0                --                   0           3,258
Stephen J. Furst(9)         1995     $249,692        $     0           $    --                   0          $2,087
President, Chief            1994      227,662              0            15,257(10)          25,000           3,536
Operating Officer &         1993      110,846(8)           0            23,767(10)          20,000             251
Director
Gary L. Gladding            1995     $274,823        $     0           $    --                   0          $2,438
Executive Vice              1994      252,425              0                --              20,000           1,412
President & General         1993      240,443(8)           0                --                   0           2,974
Merchandise Manager
Alan A. Weinstein(11)       1995     $174,038        $     0           $    --                   0          $2,087
Senior Vice President &     1994      144,496              0                --              20,000           2,774
Chief Financial Officer     1993       72,596(8)           0            22,462(10)          20,000             265
Michael J. Schmidt          1995     $182,570        $10,000(12)       $    --                   0          $2,087
Senior Vice President,      1994      163,580         10,000(12)            --              20,000           2,101
Director of Stores          1993      152,973(8)      10,000(12)            --                   0           2,285

- --------------------------

(1) The Company did not make any payments or awards that would be classified under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable SEC disclosure rules.

(2) Includes compensation earned but deferred pursuant to the Gottschalks Inc. Retirement Savings Plan and a cafeteria plan established pursuant to Internal Revenue Code Section 125.

(3) Except as indicated at footnote (12) below, no bonus compensation was earned by the Named Officers pursuant to their employment agreements or otherwise in fiscal years 1993, 1994 or 1995.

(4) The amounts included in this column for each of the Named Officers do not include the value of certain perquisites which in the aggregate did not exceed the lesser of $50,000 or 10% of the Named Officer's aggregate salary and bonus compensation for fiscal 1993, 1994 or 1995, as applicable.

(5) Represents shares of stock underlying options granted under the Company's various stock option plans. There were no individual grants of options in tandem with stock appreciation rights ("SARS") or freestanding SARS made during fiscal years 1993, 1994 or 1995 to the Named Officers.

(6) Represents contributions made by the Company on behalf of the Named Officers to the Gottschalks Inc. Retirement Savings Plan in the form of common stock of the Company and amounts paid for term life insurance premiums.

 (7) Mr. Levy's base salary of $330,642 was unchanged in fiscal 1995 and 1994. The base salary reported on the Summary Compensation Table may vary depending on the number of pay periods in a given fiscal year.

 (8) Mr. Levy took a voluntary reduction to his base salary of 10% during the period of March 1993 through May 1993 and an additional 30% reduction during the period of June 1993 through January 1994. The remaining Named Officers took a salary reduction of 4% along with all salaried employees of the Company during the period of August 1993 through January 1994.

 (9)  Mr.  Furst  joined  the  Company as  Executive  Vice  President  and Chief
    Operating Officer in July 1993 and became President and Chief Operating Officer in November 1993. He became a director of the Company in March 1994. The base salary presented for fiscal 1993 was paid to him between July 19, 1993 and January 29, 1994.

(10) Represents amounts paid as reimbursement for actual relocation expenses incurred.

(11) Mr. Weinstein became Senior Vice President and Chief Financial Officer in June 1993. The base salary presented for fiscal 1993 was paid to him between June 21, 1993 and January 29, 1994.

(12) Represents bonus earned in the previous fiscal year and paid to Mr. Schmidt in the fiscal year indicated pursuant to his employment agreement.

    OPTION GRANTS. There were no options granted to any of the Named Officers during fiscal year 1995 under the Company's 1994 Key Employee Incentive Stock Option Plan (the "1994 ISO Plan"). In fiscal 1995, a total of 28,00 options were granted to four recently hired or promoted officers, other than Named Officers, and key employees of the Company under the 1994 ISO Plan.

    OPTION EXERCISES. Shown below is information with respect to the exercise of stock options during the last fiscal year by the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1995 AND
                         FISCAL YEAR-END OPTION VALUES

                                                              Number of
                                                             Securities
                                                             Underlying
                                                             Unexercised     Value of Unexercised
                                                          Options at Fiscal  In-the-Money Options
                                                              Year-End       at Fiscal Year-End(1)
                                                          -----------------  ---------------------
                         Shares                             Exercisable/         Exercisable/
       Name           Acquired ($)     Value Realized($)  Unexercisable (#)    Unexercisable ($)
- ------------------  -----------------  -----------------  -----------------  ---------------------
Joseph W. Levy                  0          $       0         12,500/12,500         $     0/0
Stephen J. Furst                0                  0         27,500/17,500               0/0
Gary L. Gladding                0                  0         10,000/10,000               0/0
Alan A. Weinstein               0                  0         25,000/15,000               0/0
Michael J. Schmidt              0                  0         10,000/10,000               0/0

- ------------------------
(1) The exercise price of the options range from $9.88 to $10.87 per share. Based on a closing price of $5.75 for the Company's common stock on the New York Stock Exchange as of February 3, 1996, the unexercised options are "out-of-the-money".

EMPLOYMENT AND SEVERANCE AGREEMENTS

    EMPLOYMENT AGREEMENT. The Company had only one employment agreement outstanding during fiscal 1995. The agreement, with Mr. Schmidt, expired June 1, 1995. As more fully described in the "Report of the Compensation Committee" portion of this Proxy Statement, such agreement was cancelled as of the end of its term during fiscal 1995. The Company has severance agreements with each of the Named Officers. (See "Severance Agreements" below.)

    Mr. Schmidt's employment agreement provided for an annual base salary of not less $174,000 in fiscal 1995 (until its termination on June 1, 1995). The employment agreement, entered into in 1987, also provided for: (a) the payment of a bonus based on a percentage of the Company's pre-tax net income (this element has been superseded by the provisions of the 1994 Executive Bonus Plan (see section entitled "Report of Compensation Committee" in this Proxy Statement); (b) payment of the officer's base salary and bonus for the remainder of the contract term in the event of death or termination as a result of disability; and (c) under certain circumstances (other than voluntary termination or termination for cause), payment of the officer's base salary and bonus for the remainder of the term.

    During fiscal 1995, the Company also had a Wage Continuation Agreement with Joseph Levy which provided for the payment, upon disability or death, of $3,750 per month. The Wage Continuation Agreement expired on December 31, 1995.

    SEVERANCE AGREEMENTS. On March 31, 1995, the Company entered into Severance Agreements with each of the Named Officers, including the Chief Executive Officer. Such agreements provide for the continuing payment of the officer's base salary for a period of twelve months in the event the officer is terminated by written notice by the Company for other than cause (as defined). The agreements require the officers to continue to report to work and perform such duties as specified in the written termination notice in order to receive such continuing payments. The officers shall not be entitled to receive a severance benefit under certain conditions including, but not limited to: (i) the termination of employment by other than written notice of termination by the Company and (ii) the termination of employment for cause.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Compensation of Directors" for a description of consulting fees paid to Mr. Blum in fiscal 1995.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The policy of the Compensation Committee of the Board of Directors is that the compensation of the executives of the Company should be closely aligned with the interests of the stockholders of the Company and linked with the Company's overall financial performance and the executive's individual performance. In addition, annual compensation paid to the Company's executive officers should be limited to amounts that are deductible under present income tax law. Such policies have been incorporated into a performance-based compensation program developed and implemented by the Compensation Committee for the senior executive officers of the Company.

COMPENSATION PROGRAM

    The Company's executive compensation program consists primarily of three components: (1) base salary; (2) annual incentives; and (3) stock options.

    BASE SALARY. The base salary of the Chief Executive Officer is determined by the Compensation Committee based on factors such as scope of responsibility, current performance and the overall financial performance of the Company for the most recent fiscal year. The Compensation Committee also considers salary ranges of chief executive officers of certain competitors of the Company in its determination of the Chief Executive Officer's annual base salary. The annual base salary for the Chief Executive Officer for fiscal 1995 of $330,642 was not changed from the previous year. The Chief Executive Officer, in turn, recommends the annual base salaries for the senior executive officers of the Company based on factors such as the scope of responsibility, the executive's individual performance, the performance of areas within the executive's scope of responsibility and base salary ranges of similarly positioned executives of certain competitors of the Company. The Compensation Committee reviews and passes on the Chief Executive Officer's recommendations for such officers' annual base salary levels.

    As described more fully in "Employment and Severance Agreements", one of the Company's senior executives, Mr. Schmidt, was compensated during a portion of fiscal 1995 in accordance with the terms of the pre-existing written employment agreement.

    ANNUAL INCENTIVES. The Company's Executive Bonus Plan provides for a bonus pool to be divided on a pro-rata basis (based on base salary) among the key executives of the Company. The Board of Directors sets plan goals for the Company each fiscal year. If the plan goals are achieved, the amount allocated to the bonus pool is an amount equal to (a) the percentage of the Company's operating profit, defined as income before income tax plus any provision for unusual items (the "Operating Profit") for a fiscal year, determined by the quotient obtained by dividing Operating Profit by total sales; multiplied by (b) the total salaries of the executives participating in the Executive Bonus Plan. If the plan goals are exceeded, the amount allocated to the bonus pool is an amount equal to (a) the percentage of the Company's Operating Profit for a fiscal year, determined by the quotient obtained by dividing Operating Profit by total sales; multiplied by (b) the Operating Profit. No bonuses are to be paid pursuant to the Executive Bonus Plan if the pre-tax profit of the Company, before unusual items, is less than 2% of total sales. Inasmuch as the Company's pre-tax operating profit prior to unusual items for fiscal 1995 did not equal or exceed 2% of net sales, none of the senior executive officers received or were awarded a bonus in fiscal 1995 pursuant to the Executive Bonus Plan.

    STOCK OPTIONS. Stock options are granted to the senior executive officers and other key employees of the Company at the discretion of the Compensation Committee. The Compensation Committee believes the grant of stock options reinforces the importance of improving stockholder value over the long-term, and encourages and facilitates executive and key employee stock ownership of the Company. The determination to grant options is also based on factors such as the current number of unexercised options held by the senior executive officers and employees, the expiration dates of those options and the current financial performance of the Company. Option grants for the Chief Executive Officer are determined by the Compensation Committee. Option grants for the senior executives and key employees of the Company are recommended by the Chief Executive Officer and reviewed and passed upon by the Compensation Committee. In fiscal 1995, a total of 28,000 options were granted to four recently hired or promoted officers and key employees of the Company under the 1994 ISO Plan. Such options were granted at $6.625 per share, the fair market value of the Company's common stock on the date of the grant, vesting at a rate of 25% per year beginning on the first anniversary after the date of the grant and expire in ten years.

    OTHER. Compensation for other officers and managers of the Company was paid during fiscal 1995 based upon an evaluation of such individuals' performance, responsibilities and the level of compensation of similarly positioned managers at the Company and its competitors. Bonuses in the aggregate amount of $586,000 were paid to 79 store managers and merchandising personnel of the Company during fiscal 1995 based primarily upon the performance of the particular individual's unit, department, division or store.

    No member of the current Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose board of directors includes a member of management of the Company.

    O. James Woodward III, Chairman    Max Gutmann    Joseph J. Penbera
                               Frederick R. Ruiz

                            STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total return of the Company's common stock with the cumulative total return of (i) the S&P 500 Index and (ii) three companies described in the footnote to the graph. The comparison covers the five-year period from close of market on the last trading day prior to the beginning of the 1991 fiscal year to the last day of the Company's 1995 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

    The past stock price performance shown for the Company's common stock is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

                    GOTTSCHALKS INC. STOCK PRICE PERFORMANCE
              FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              S&P 500 INDEX        GOTTSCHALKS INC       PEER GROUP
Jan91                   100                    100              100
Jan92                122.69                 134.62           126.25
Jan93                135.67                  87.66            88.82
Jan94                153.14                  59.82            87.66
Jan95                153.96                  51.79            96.92
Jan96                213.46                  41.07            58.14

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(1) Assumes $100 is invested on February 1, 1991 in the Company's common stock, the S&P 500 Index and a composite index, weighted by market capitalization, of the following three companies: Bon-Ton Stores, Inc., Crowley Milner & Co. and Jacobson Stores, Inc. The composite index presented does not include the stock price performance of Broadway Stores, Inc. ("Broadway"), which was included in the fiscal 1994 composite index, as Broadway was acquired by Federated Department Stores, Inc., during fiscal 1995. The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

    The Audit Committee selected Deloitte & Touche LLP as the Company's independent auditors for fiscal 1996. Representatives of Deloitte & Touche LLP are expected to be present at the 1996 Annual Meeting and will be available to answer appropriate questions and to make any statement they may desire. While it is presently anticipated that Deloitte & Touche LLP will continue to serve as the Company's independent auditors during fiscal 1996, and in that capacity will report on the Company's 1996 annual financial statements, the Audit Committee reserves the right to select different independent auditors at any time.

VOTING PROCEDURES AND REQUIRED VOTE

    A majority of the Company's outstanding shares of Common Stock as of May 15, 1996 must be represented in person or by proxy to constitute a quorum for the 1996 Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter), will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors shall be determined by a plurality of votes cast and, therefore, only votes for or against a candidate, and not abstentions or broker non-votes, are relevant to the outcome.

STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the Annual Stockholders' Meeting to be held on or about June 27, 1997 to be eligible for inclusion in the Company's Proxy Statement for that meeting, they must be received by the Company at its principal office located at 7 River Park Place East, Fresno, California 93720, prior to January 28, 1997 and must comply with all legal requirements for inclusion of such proposals.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

    The Company's financial statements are not made part of this Proxy Statement. However, financial statements reported upon by Deloitte & Touche LLP are included in the Annual Report to Stockholders for fiscal year 1995 which is enclosed with this Proxy Statement or was previously mailed to stockholders. The Annual Report to Stockholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

    The Company's Annual Report on Form 10-K for fiscal year 1995, as filed with the SEC, will be provided without charge to any stockholder who requests it from Alan A. Weinstein, the Company's Senior Vice President/Chief Financial Officer, 7 River Park Place East, Fresno, California 92720. The exhibits to that report will also be provided upon request and payment of costs of reproduction.

OTHER BUSINESS

    The Board of Directors of the Company knows of no other business to be presented at the 1996 Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment on such matters.

                            ------------------------

    It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting.

    We respectfully request you to sign, date and return the accompanying proxy at your earliest convenience.

                                          By Order of the Board of Directors,

                                          Joseph W. Levy
                                          Chairman and Chief Executive Officer

May 27, 1996

                                 GOTTSCHALKS, INC.

                   ANNUAL MEETING OF STOCKHOLDERS, JUNE 27, 1996

      The undersigned hereby appoints Joseph W. Levy, Gerald H. Blum, O. James
P Woodward III and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Stockholders' Meeting of Gottschalks
R Inc., to be held on June 27, 1996 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if
O personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and
X Proxy Statement, each dated May 27, 1996, receipt of which is hereby acknowledged by the undersigned.
Y
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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)
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                              FOLD AND DETACH HERE
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                                       [X]
                                  Please mark
                                   your votes
                                  as indicated
                                 in this example
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COMMON

                                                                 WITHHELD
                                             FOR                 FOR ALL
                                             [ ]                   [ ]

1. ELECTION OF DIRECTORS.

Joseph W. Levy, Gerald H. Blum,
Bret W. Levy, Sharon Levy,
Joseph J. Penbera, Frederick R. Luis,
O. James Woodward III,
Max Gutmann and Stephen J. Furst

WITHHELD FOR: (Write that nominee's name in the space provided below.)
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2. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters the undersigned hereby confers discretionary authority.

I PLAN TO ATTEND MEETING     [ ]

COMMENTS/ADDRESS CHANGE      [ ]
Please mark this box if
you have written
comments/address change
on the reverse side.
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THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS OF GOTTSCHALKS INC.

Signature(s) ________________________________________    Date ___________, 1996

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executives, administrators, trustees or guardians should give full titles when signing. Please sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

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                             FOLD AND DETACH HERE
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